UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 25, 2026

Energy Vault Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39982	85-3230987
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS. Employer Identification No.)

4165 East Thousand Oaks Blvd., Suite 100 Westlake Village, California 91362
(Address of principal executive offices Zip Code)

(805) 852-0000
Registrant’s telephone number, including area code

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	NRGV	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information contained in Item 8.01 of this Current Report on Form 8-K relating to the Additional Capped Call Transactions (as defined below) is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As previously disclosed on February 18, 2026 on a Current Report on Form 8-K filed with the Securities and Exchange Commission, on February 17, 2026, Energy Vault Holdings, Inc. (the “Company”) issued and sold $140.0 million aggregate principal amount of its 5.250% Convertible Senior Notes due 2031 (the “Initial Notes”) in a transaction exempt from the registration requirements of the Securities Act of 1933 (the “Securities Act”). The Initial Notes were sold pursuant to a purchase agreement (the “Purchase Agreement”), dated February 11, 2026, by and among the Company and Jefferies LLC, Cantor Fitzgerald & Co. and Citigroup Global Markets Inc. (the “Initial Purchasers”).

On February 25, 2026, the Initial Purchasers notified the Company that they had elected to purchase $10.0 million in additional aggregate principal amount (the “Option Notes,” and together with the Initial Notes, the “Notes”) of the Company’s 5.250% Convertible Senior Notes due 2031 pursuant to the option granted to them under the Purchase Agreement. On February 27, 2026, the Company issued to the Initial Purchasers the Option Notes on the same terms as the Initial Notes.

Neither the Notes nor the shares of Common Stock issuable upon conversion of the Notes have been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. We do not intend to file a registration statement for the resale of the Notes or any shares of common stock issuable upon conversion of the Notes. We anticipate any such future issuances will be made in accordance with Section 3(a)(9) under the Securities Act.

For additional information regarding the terms of the Notes and the related indenture, see the information set forth under the heading “Indenture and Notes” in Item 1.01 of the Company’s Current Report on Form 8-K filed on February 18, 2026, which information is incorporated herein by reference, and the indenture and form of note which are filed as exhibits to that Form 8-K are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

The information under Item 2.03 above is incorporated herein by reference.

Item 8.01	Other Events

Capped Call Transactions

On February 27, 2026, in connection with the sale of the Option Notes, the Company entered into privately negotiated capped call transactions (“Additional Capped Call Transactions”) with certain financial institutions pursuant to capped call confirmations. The Additional Capped Call Transactions cover, subject to customary adjustments, the number of shares of Common Stock initially underlying the Option Notes. The Additional Capped Call Transactions are expected generally to reduce the potential dilution to the Common Stock upon any conversion of the Option Notes and/or offset any cash payments the Company is required to make in excess of the principal amount of converted Option Notes, as the case may be, with such reduction and/or offset subject to a cap based on a cap price initially equal to $8.12 per share (which represents a premium of 100% over the last reported sale price of the Common Stock of $4.06 per share on The New York Stock Exchange on February 11, 2026), and is subject to certain adjustments under the terms of the capped call confirmations.

The foregoing description of the Additional Capped Call Transactions is not complete and is qualified in its entirety by reference to the full text of the form of confirmation for the capped call transactions, which was filed in the Company’s Current Report on Form 8-K, filed on February 18, 2026, and is incorporated into this Item 8.01 by reference.

Repayment of Yorkville Debt

On February 19, 2026, the Company used a portion of the net proceeds from the sale of the Initial Notes to redeem $45.0 million in aggregate principal amount of the Company’s senior unsecured convertible debentures issued to YA II PN, Ltd.

Item 9.01	Financial Statements and Exhibits

Exhibits.

Exhibit No.	Description
4.1*	Indenture, dated February 17, 2026, between Energy Vault Holdings, Inc. and U.S. Bank Trust Company as Trustee (incorporated by reference to Exhibit 4.1 to Energy Vault Holdings, Inc.’s Current Report on Form 8-K (File No. 001-39982), filed with the SEC on February 18, 2026).
10.1*	Form of Confirmation for Capped Call Transactions (incorporated by reference to Exhibit 10.1 to Energy Vault Holdings, Inc.’s Current Report on Form 8-K (File No. 001-39982), filed with the SEC on February 18, 2026).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Exhibit previously filed.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY VAULT HOLDINGS, INC.

Date: February 27, 2026	By:	/s/ Michael Beer
Name: Michael Beer
Title: Chief Financial Officer